Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Stock Incentive Plan of Agios Pharmaceuticals, Inc. of our reports dated February 16, 2017, with respect to the consolidated financial statements of Agios Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Agios Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 16, 2017